EXHIBIT 23.6

CONSENTS OF WILLIAM E. ROSCOE, Ph.D., P.Eng. and DAVID ROSS, P.Geo.

We refer to technical information prepared by Scott Wilson Roscoe Postle Associates Inc. (the “Technical Information”) and contained in two news releases issued by MAG Silver Corp. (the “Registrant”) on February 24, 2009 and March 4, 2009. We were jointly responsible for preparing the Technical Information.

The Technical Information is referenced and included in the Registrant’s Annual Information Form (“AIF”) for the fiscal year ended December 31, 2008, incorporated herein as Exhibit 99.1 to this Annual Report on Form 40-F, to be filed with the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

We hereby consent to references to our names and to the disclosure of the Technical Information contained in the AIF incorporated herein to this Annual Report on Form 40-F.

Sincerely,

/s/  “William E. Roscoe”
William E. Roscoe, Ph.D., P.Eng.
March 13, 2009

/s/  “David A. Ross”
David Ross, P.Geo.
March 13, 2009